UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2017

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    Citizens Financial Group, Inc. (the “Company”) held its annual meeting of stockholders on April 27, 2017.

(b)    The stockholders elected all of the Company’s nominees for director for a one-year term expiring at the 2018 Annual Meeting of Stockholders; approved the advisory vote on executive compensation; and ratified the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for 2017.

1.	Election of Directors:

	Shares For	Shares Against	Shares Abstain	Non-Votes
Mark Casady	448,324,825	101,478	71,960	13,845,129
Christine M. Cumming	448,342,634	94,107	61,522	13,845,129
Anthony Di Iorio	447,614,380	814,875	69,008	13,845,129
William P. Hankowsky	400,129,678	48,299,697	68,888	13,845,129
Howard W. Hanna III	447,694,204	698,762	105,297	13,845,129
Leo I. Higdon	448,105,333	323,481	69,449	13,845,129
Charles J. Koch	443,988,178	4,437,871	72,214	13,845,129
Arthur F. Ryan	446,972,791	1,455,451	70,021	13,845,129
Shivan S. Subramaniam	441,608,486	6,819,250	70,527	13,845,129
Bruce Van Saun	435,000,425	10,545,537	2,952,301	13,845,129
Wendy A. Watson	448,118,033	284,247	95,983	13,845,129
Marita Zuraitis	448,340,595	94,664	63,004	13,845,129

2.	Advisory Vote on Executive Compensation:

For	433,610,059
Against	11,503,655
Abstain	3,384,549
Non-Votes	13,845,129

3.	Ratification of Deloitte & Touche LLP as Registered Independent Public Accounting Firm for 2017:

For	461,018,742
Against	1,241,562
Abstain	83,088
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President and Secretary

Date: April 28, 2017